SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   May 2, 2008

4309, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-51885
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

3707 East Southern Ave., Suite 1087, Box 1080
Mesa, AZ 85206
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-246-8030
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2008 at a special meeting of the Board of Directors of 4309, Inc., (the “Company”), Ms. Laurie A. Scott was appointed as the Company’s Interim Treasurer. Ms. Scott is an Account Administrator at Vika Corporation in Phoenix, Arizona where she has been employed for eighteen years. She was a Senior Trust Officer at the Oregon Bank in Portland, Oregon, specializing in Corporate Trust and Employee Benefits for twelve years prior to relocating to Phoenix. In addition, Ms. Scott performs financial bookkeeping for three family owned businesses. She attended the University of New Mexico and studied Anthropology.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:
None
(b)	Pro Forma Financial Information
None
(c)	Exhibits.
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

4309, Inc.

By:	/s/ Paul D. Poetter
Paul D. Poetter President

Dated: May 14, 2008